PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                  [LETTERHEAD]





                                 August 11, 1997



First South Africa Corp., Ltd.
Clarendon House
Church Street
Hamilton HM C11, BERMUDA

            Re: FIRST SOUTH AFRICA CORP., LTD. - REGISTRATION STATEMENT ON FORM S-1

Gentlemen:

            We hereby consent to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement on Form S-1 of First South Africa Corp., Ltd. (the "Company") with respect to the registration of certain Debentures and shares of Common Stock underlying such Debentures, certain Placement Warrants and Purchase Options of the Company.



Very truly yours,


  /S/ PARKER CHAPIN FLATTAU & KLIMPL, LLP
Parker Chapin Flattau & Klimpl, LLP